Exhibit 99.1

News/Information

Investor Relations

P. O. Box 1113

Minneapolis, MN 55440

FOR IMMEDIATE RELEASE

January 22, 2021

Contact:  (analysts) Jeff Siemon:  763-764-2301

(media) Kelsey Roemhildt:  763-764-6364

General Mills Announces Early Participation Results of and Amendments to Exchange Offer

MINNEAPOLIS, Minn. – January 22, 2021 – General Mills, Inc. (“General Mills”) (NYSE: GIS) today announced the early participation results, as of 5:00 p.m., New York City time, on January 21, 2021 (the “Early Participation Time”), of its previously announced offer to exchange (the “Exchange Offer”) the four series of notes described in the below table (collectively, the “Existing Notes”) for a combination of cash and a series of newly issued General Mills notes due 2051 (the “New Notes”). In addition, General Mills announced that it has increased the Exchange Consideration (as defined in the offering memorandum, dated January 7, 2021 (the “Offering Memorandum”)) for Existing Notes validly tendered after the Early Participation Time, but at or prior to the Expiration Time (as defined below), by $30 of principal amount of New Notes for each $1,000 principal amount of Existing Notes tendered and accepted for exchange. As a result, the consideration to be paid for Existing Notes validly tendered (i) at or prior to the Early Participation Time and (ii) following the Early Participation Time, but at or prior to the Expiration Time, will be the same. Except as described in this press release, the terms and conditions of the Exchange Offer, as set forth in the Offering Memorandum, remain unchanged.

The withdrawal deadline for the Exchange Offer occurred at 5:00 p.m., New York City time, on January 21, 2021. As a result, tendered Existing Notes may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law as determined by General Mills.

The pricing of the New Notes will occur at 10:00 a.m., New York City time, on January 22, 2021.

The settlement date for Existing Notes validly tendered and not validly withdrawn at or prior to the Early Participation Time will be January 27, 2021 (the “Early Settlement Date”), subject to the terms and conditions of the Exchange Offer.

General Mills was advised by Global Bondholder Services Corporation, as the exchange agent for the Exchange Offer, that as of the Early Participation Time, the aggregate principal amounts of Existing Notes specified in the final column in the table below were validly tendered and not validly withdrawn pursuant to the Exchange Offer.

Title of Security	CUSIP Number	Principal Amount Outstanding	Acceptance Priority Level(1)	Principal Amount Tendered as of the Early Participation Time
Existing Notes
5.400% Notes due 2040	370334BJ2	$500,000,000	1	$115,887,000
4.700% Notes due 2048	370334CJ1	$650,000,000	2	$202,387,000
4.550% Notes due 2038	370334CH5	$500,000,000	3	$215,298,000
4.150% Notes due 2043	370334BP8	$500,000,000	4	$64,823,000

(1)All Existing Notes that were tendered for exchange in the Exchange Offer at or before the Early Participation Time have priority over Existing Notes that are tendered for exchange after the Early Participation Time, even if General Mills does not elect to have an Early Settlement Date and even if such Existing Notes that are tendered for exchange after the Early Participation Time have a higher acceptance priority than the Existing Notes that are tendered for exchange at or before the Early Participation Time.

The amount of outstanding Existing Notes validly tendered and not validly withdrawn as of the Early Participation Time, as reflected in the table above, is expected to satisfy the minimum tender condition of the Exchange Offer.

The Exchange Offer will expire at 11:59 p.m., New York City time, on February 4, 2021, unless extended or earlier terminated by General Mills (such date and time, as it may be extended or earlier terminated, the “Expiration Time”).

The Exchange Offer is only being made, and the New Notes are only being offered and will only be issued, and copies of the Offering Memorandum will only be made available, to a holder of Existing Notes who has certified its status as either (a) if in the United States, a “qualified institutional buyer,” as that term is defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or (b)(i) if outside the United States (or a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States holding a discretionary account or similar account (other than an estate or a trust) for the benefit or account of a non-“U.S. person,” as that term is defined in Rule 902 under the Securities Act), a person other than a “U.S. person,” (ii) if located or resident in any Member State of the European Economic Area or in the United Kingdom, a person other than a retail investor (as defined below) and (iii) if located or resident in Canada, an “accredited investor” as such term is defined in National Instrument 45-106—Prospectus Exemptions, and, if resident in Ontario, section 73.3(1) of the Securities Act (Ontario), in each case, that is not an individual and that is also a “permitted client” as such term is defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations. General Mills refers to holders of Existing Notes who certify to General Mills that they are eligible to participate in the Exchange Offer pursuant to the foregoing conditions as “Eligible Holders.” Only Eligible Holders who have confirmed they are Eligible Holders via an eligibility certification are authorized to receive or review the Offering Memorandum or to participate in the Exchange Offer. For Canadian Eligible Holders that tender Existing Notes, such participation is also conditioned upon the receipt of beneficial ownership information, including a completed certification form that is required if tendering Existing Notes (the “Canadian beneficial holder form”). There is no separate letter of transmittal in connection with the Exchange Offer.

If and when issued, the New Notes will not be registered under the Securities Act or any other applicable securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and the applicable state securities laws. General Mills will enter into a registration rights agreement with respect to the New Notes on the Early Settlement Date.

Global Bondholder Services Corporation is acting as the exchange agent and information agent for the Exchange Offer. Documents relating to the Exchange Offer will only be distributed to holders of Existing Notes who complete and return an eligibility certification certifying that they are Eligible Holders. Questions or requests for assistance related to the Exchange Offer or for additional copies of the Offering Memorandum, eligibility certification and the Canadian beneficial holder form (collectively, the “Exchange Offer Documents”) may be directed to Global Bondholder Services Corporation at (866) 470-3900 (toll free) or (212) 430-3774 (collect) or by email at contact@gbsc-usa.com. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer. The eligibility certification for the Exchange Offer can be accessed at the following link: https://gbsc-usa.com/eligibility/generalmills.

Eligible Holders are advised to check with any broker, dealer, commercial bank, trust company or other nominee or custodian or other intermediary through which they hold Existing Notes as to when such intermediary needs to receive instructions from an Eligible Holder in order for that Eligible Holder to be able to participate in, or (in the circumstances in which revocation is permitted) revoke their instruction to participate in the Exchange Offer before the deadlines specified herein and in the Exchange Offer Documents. The deadlines set by each clearing system for the submission and withdrawal of exchange instructions will also be earlier than the relevant deadlines specified herein and in the Exchange Offer Documents.

This press release is not an offer to sell or a solicitation of an offer to buy any of the securities described herein. The Exchange Offer is being made solely by the Exchange Offer Documents and only to such persons and in such jurisdictions as is permitted under applicable law.

The New Notes are not intended to be offered, sold or otherwise made available to and are not being offered, sold or otherwise made available to any retail investor in the European Economic Area or in the United Kingdom. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a “qualified investor” as defined in Article 2(e) of Regulation (EU) 2017/1129, as amended. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the New Notes or otherwise making them available to retail investors in the European Economic Area or in the United Kingdom has been prepared and therefore offering or selling the New Notes or otherwise making them available to any retail investor in the European Economic Area or in the United Kingdom may be unlawful under the PRIIPs Regulation.

In the United Kingdom, this press release is only being communicated to, and any other documents or materials relating to the Exchange Offer are only being distributed to and are only directed at persons who: (i) are outside the United Kingdom; (ii) have professional experience in matters relating to investments and are investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); and/or (iii) persons qualifying as high net worth companies or unincorporated associations, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances in which Section 21(1) of the Financial Services and Markets Act 2000, as amended, does not apply. Any investment or investment activity to which this announcement relates is available only to relevant persons and will be engaged in only with relevant persons.  Any person who is not a relevant person should not act or rely on this announcement or any of its contents.

About General Mills

General Mills is a leading global food company whose purpose is to make food the world loves. Its brands include Cheerios, Annie's, Yoplait, Nature Valley, Häagen-Dazs, Betty Crocker, Pillsbury, Old El Paso, Wanchai Ferry, Yoki, BLUE and more. It is headquartered in Minneapolis, Minnesota, USA.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements that are based on General Mills’ current expectations and assumptions. The words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “plan,” “project,” or similar expressions identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements, including risks and uncertainties related to the acceptance of any tendered Existing Notes, the expiration and settlement of the Exchange Offer, the satisfaction of conditions to the Exchange Offer, whether the Exchange Offer will be consummated in accordance with the terms set forth in the Offering Memorandum or at all and the timing of any of the foregoing, as well as the risk factors disclosed in General Mills’ Annual Report on Form 10-K for the fiscal year ended May 31, 2020, filed with the Securities and Exchange Commission on July 2, 2020.  General Mills undertakes no obligation to publicly revise any forward-looking statement to reflect any future events or circumstances, except as may be required by applicable law.